Exhibit 99.1

Planar Reports Fiscal First Quarter 2009 Financial Results

BEAVERTON, Ore. – February 3, 2009 – Planar Systems, Inc. (NASDAQ: PLNR), a worldwide leader in specialty display solutions, recorded sales of $49.1 million and GAAP net income per share of $0.05 in the first quarter ended December 26, 2008. On a Non-GAAP basis (see reconciliation table), loss per share was $0.03 in the first quarter of fiscal 2009.

“I am pleased with the progress we have made strengthening our balance sheet and improving our profitability and working capital in the face of continuing economic challenges” said Gerry Perkel, Planar’s President and Chief Executive Officer. “Our ending cash balance increased almost $3 million compared to the end of the previous quarter and the actions we have taken to reduce costs have begun to favorably impact our profitability. While our revenue levels continue to be under pressure given the global economic slowdown, our balance sheet is stronger than it has been over the past few quarters, and we remain committed to proactive cost reductions, further dispositions of underperforming or non-strategic assets and improved working capital management as we look forward.”

SUMMARY OF KEY FINANCIAL METRICS

The following information summarizes some key financial measures for the Company at the end of the first quarter of fiscal 2009:

•	Cash increased $2.9 million to $17.8 million, or approximately $1 per outstanding common share. The Company had no borrowings under its existing $20 million line of credit at the end of the quarter.

•	Tangible net worth increased to $60.4 million, representing a tangible book value of approximately $3.32 per outstanding common share.

•	Net working capital increased to $51.5 million.

•	Days sales outstanding (DSO) in accounts receivable ended at 55 days.

•	Current Ratio improved to 2.2 times.

SUMMARY OF FISCAL Q1 2009 BUSINESS SEGMENT FINANCIAL PERFORMANCE

The following table presents a breakdown of the Company’s Non-GAAP financial performance by major business unit for the first quarter of fiscal 2009. Additional comparative segment financial information, along with reconciliations to GAAP and information regarding the use of Non-GAAP financial measures, are presented in supplementary tables and notes included with this release.

Business Segment (in $ thousands)	IBU	CBU	CSBU	HTBU	Total
Net Sales	13,846	13,423	11,561	10,265	49,095
- Y/Y Growth %	-19%	-33%	-35%	-32%	-30%
- Qtr/Qtr Growth %	-35%	-34%	-17%	-4%	-26%
Business Unit Operating Income (loss)	2,523	604	768	(677)	3,218
Corporate Expense Allocation	(1,200)	(565)	(1,584)	(1,412)	(4,761)
Non-GAAP Operating Income (loss)	1,323	39	(816)	(2,089)	(1,543)
Depreciation	604	35	255	174	1,068
Non-GAAP EBITDA	1,927	74	(561)	(1,915)	(475)
- EBITDA % of Sales	14%	1%	-5%	-19%	-1%

Notes: Corporate Expense Allocation includes primarily G&A expense along with Corporate R&D and Sales & Marketing Expense

SUMMARY OF FIRST QUARTER FINANCIAL RESULTS

Revenues from continuing operations in the first quarter were down approximately 30 percent compared to the first quarter of fiscal 2008. Sales in the Company’s Industrial Business Unit (IBU) declined 19 percent to $13.8 million in the first quarter compared to the first quarter in fiscal 2008. The Industrial segment experienced generally lower demand and reduced shipments from existing design wins as some customers requested delays in scheduled deliveries to future quarters. Sales in the Commercial Business Unit (CBU) declined 33 percent compared to the first quarter of the prior year, as average selling prices dropped significantly due to an oversupply of desktop monitors in the market. Sales for the Control Room & Signage Business Unit (CSBU) declined 35 percent compared to the first quarter of 2008 as the slow down in the macro economy continued to negatively impact the timing of projects and overall demand. Sales for the Home Theater Business Unit (HTBU) declined 32 percent compared to the first quarter of 2008 as demand for high-end home theater equipment continues to be negatively impacted by the slowdown in new home construction and a poor overall economic climate.

As previously reported, the Company sold its Coolsign digital signage software assets via two separate transactions in the first quarter, resulting in a combined $5.5 million GAAP gain. Approximately half of the cash proceeds from these transactions were received in the first quarter, with the balance received in the second quarter of the current fiscal year. In addition, as previously disclosed, the Company recorded a $0.5 million restructuring charge related to the Company’s most recent cost reduction plan undertaken during the first quarter.

BUSINESS OUTLOOK

While the Company’s balance sheet has been strengthened over the past few quarters, the weak global economy continues to negatively impact both current demand for the Company’s products and the timing of some previously scheduled customer deliveries. As such, the Company believes that in the second quarter of 2009 it will experience a sequential revenue decline, followed by sequential growth in the third quarter, as additional business opportunities favorably impact total revenues. In the near-term, earnings remain difficult to predict, and may continue to result in modest losses on a Non-GAAP basis. However, cash is expected to remain approximately flat at the end of the second quarter, as compared to the end of the first quarter of 2009. While the Company has taken a number of steps to improve cash flow and reduce costs, it is poised to act further if circumstances require. In addition, if the Company is able to execute its strategic action plans as intended, the Company’s cash balance should remain approximately flat at the end of fiscal 2009 as compared to the balance at the end of the first quarter.

Results of operations and the business outlook will be discussed in a conference call today, February 3, 2009, beginning at 2:00 PM Pacific Time. The call can be heard via the Internet through a link on Planar’s Web site, www.planar.com, or through numerous other investor sites, and will be available for replay until March 3, 2009. The Company intends to post on its Web site a transcript of the prepared management commentary from the conference call shortly after the conclusion of the call.

ABOUT PLANAR

Planar Systems, Inc (NASDAQ:PLNR) is a global leader of specialty display technology providing hardware and software solutions for the world’s most demanding environments. Hospitals, space and military programs, utility and transportation hubs, shopping centers, banks, government agencies, businesses, and home theater enthusiasts all depend on Planar to provide superior performance when image experience is of the highest importance. Founded in 1983, Planar is headquartered in Oregon, USA, with offices, manufacturing partners, and customers worldwide. For more information, visit www.planar.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 relating to Planar’s business operations and prospects, including statements relating to actions taken to improve future financial performance and the statements made under the heading “Business Outlook.” These statements are made pursuant to the safe harbor provisions of the federal securities laws. These and other forward-looking statements, which may be identified by the inclusion of words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “goal” and variations of such words and other similar expressions, are based on current expectations, estimates, assumptions and projections that are subject to change, and actual results may differ materially from the forward-looking statements. These statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict. Many factors, including the following, could cause actual results to differ materially from the forward-looking statements: poor or further weakened domestic and international business and economic conditions; the possibility that Planar will experience further difficulties integrating and operating the Clarity and Runco businesses; changes or continued reductions in the demand for products in the various display markets served by the Company; further inability to realize expected benefits and synergies of the Clarity and Runco acquisitions;; any delay in the timing of customer orders or the Company’s ability to ship product upon receipt of a customer order; any inability to reduce costs quickly enough in response to unanticipated reductions in revenue; adverse impacts on the Company or its operations relating to or arising from Company indebtedness and difficulties in obtaining necessary financing, changes in the flat-panel monitor industry; changes in customer demand or ordering patterns; the Company’s inability to complete dispositions of underperforming or non-strategic assets; changes in the competitive environment including pricing pressures or technological changes; technological advances; shortages of manufacturing capacity from the Company’s third-party manufacturing partners; final settlement of contractual liabilities; future production variables impacting excess inventory and other risk factors listed from time to time in the Company’s periodic filings with the Securities and Exchange Commission (SEC). The forward-looking statements contained in this press release speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

MEDIA CONTACTS: Pippa Edelen Planar Systems, Inc. 503.748.5868 pippa.edelen@planar.com or Katherine Manning GolinHarris 213.438.8788 katherine.manning@golinharris.com	INVESTOR CONTACTS: Ryan Gray Planar Systems, Inc. 503.748.8911 ryan.gray@planar.com

Note Regarding the Use of Non-GAAP Financial Measures:

In addition to disclosing financial results calculated in accordance with U.S. generally accepted accounting principles (GAAP), the Company’s earnings release contains Non-GAAP financial measures that exclude the income statement effects of the acquisitions of Clarity Visual Systems and Runco International, share-based compensation and the requirements of SFAS No. 123R, “Share-based Payment” (“123R”). The Non-GAAP financial measures also exclude impairment and restructuring charges, the amortization of intangible assets related to previous acquisitions, and various tax charges including the valuation allowance against deferred tax assets. The earnings release also contains a calculation of Non-GAAP earnings before interest, taxes, depreciation, and amortization (Non-GAAP EBITDA), which, in addition to excluding the effects of the Clarity and Runco acquisitions, share based compensation, and other adjustments, includes an allocation of Corporate expenses to the Company’s business segments in order to calculate Non-GAAP EBITDA by business segment. Such corporate expenses include Corporate General and Administrative (primarily), Research and Development, and Sales and Marketing which are not specifically identified as related to each business segment in the information provided to the Chief Operating Decision Maker, rather are estimated for the purpose of presenting fully burdened lines of business. The Non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The Non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. The Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

Planar Systems, Inc.

Consolidated Statement of Operations

(In thousands, except per share amounts)

(unaudited)

	Three months ended
	Dec. 26, 2008	Dec. 28, 2007
Sales	$49,095	$70,029
Cost of Sales	36,850	52,908

Gross Profit	12,245	17,121

Operating Expenses:
Research and development, net	2,987	2,701
Sales and marketing	7,173	8,864
General and administrative	5,394	6,047
Amortization of intangible assets	820	1,854
Acquisition related costs	—	805
Restructuring charges	546	(497)
Gain on sale of assets	(5,511)	—

Total Operating Expenses	11,409	19,774

Income (loss) from operations	836	(2,653)

Non-operating income (expense):
Interest, net	(30)	(327)
Foreign exchange, net	524	(117)
Other, net	98	(110)

Net non-operating income (expense)	592	(554)

Income (loss) from continuing operations before taxes	1,428	(3,207)
Provision for income taxes	526	346

Income (loss) from continuing operations	902	(3,553)
Income from discontinued operations, net of income taxes	—	64

Net income (loss)	$902	$(3,489)

Basic income (loss) per share from continuing operations	$0.05	$(0.20)

Basic income per share from discontinued operations	$0.00	$0.00

Basic net income (loss) loss per share	$0.05	$(0.20)

Weighted average shares outstanding—basic	18,157	17,665

Diluted income (loss) per share from continuing operations	$0.05	$(0.20)

Diluted income per share from discontinued operations	$0.00	$0.00

Diluted net income (loss) per share	$0.05	$(0.20)

Weighted average shares outstanding—diluted	18,207	17,665

Planar Systems, Inc.

Consolidated Balance Sheets

(In thousands)

	Dec. 26, 2008	Sept. 26, 2008
	(unaudited)
ASSETS
Cash and cash equivalents	$17,764	$14,915
Accounts receivable, net	29,478	41,741
Inventories	38,914	38,782
Other current assets	7,556	5,063

Total current assets	93,712	100,501

Property, plant and equipment, net	9,450	10,657
Goodwill	3,428	3,428
Intangible assets	7,588	9,390
Other assets	4,931	5,148

	$119,109	$129,124

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	15,041	21,962
Current portion of capital leases	131	198
Deferred revenue	1,065	1,704
Other current liabilities	25,999	28,213

Total current liabilities	42,236	52,077

Other long-term liabilities	5,489	6,615

Total liabilities	47,725	58,692

Common stock	175,430	173,519
Retained earnings	(102,670)	(103,497)
Accumulated other comprehensive income (loss)	(1,376)	410

Total shareholders’ equity	71,384	70,432

	$119,109	$129,124

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, unaudited)

	For the three months ended
	Dec. 26, 2008	Dec. 28, 2007
Gross Profit:
GAAP Gross Profit	12,245	17,121

Share-based Compensation	50	140

Total Non-GAAP adjustments	50	140

NON-GAAP GROSS PROFIT	12,295	17,261

Research and Development:
GAAP research and development expense	2,987	2,701

Share-based Compensation	(75)	(85)

Total Non-GAAP adjustments	(75)	(85)

NON-GAAP RESEARCH AND DEVELOPMENT EXPENSE	2,912	2,616

Sales and Marketing:
GAAP sales and marketing expense	7,173	8,864

Share-based Compensation	(550)	(402)

Total Non-GAAP adjustments	(550)	(402)

NON-GAAP SALES AND MARKETING EXPENSE	6,623	8,462

General and Administrative:
GAAP General and Administrative Expense	5,394	6,047

Share-based Compensation	(1,091)	(674)

Total Non-GAAP adjustments	(1,091)	(674)

NON-GAAP GENERAL AND ADMINISTRATIVE EXPENSE	4,303	5,373

Income (Loss) from Operations:
GAAP income (loss) from operations	836	(2,653)

Share-based Compensation	1,766	1,301
Amortization of intangible assets	820	1,854
Acquisition related costs	—	805
Restructuring charges	546	(497)
Gain on sale of assets	(5,511)	—

Total Non-GAAP adjustments	(2,379)	3,463

NON-GAAP INCOME (LOSS) FROM OPERATIONS	(1,543)	810

Reconciliation of GAAP to Non-GAAP Financial Measures Continued

(In thousands, unaudited)

	For the three months ended
	Dec. 26, 2008	Dec. 28, 2007

Income (Loss) from Continuing Operations:
GAAP income (loss) from continuing operations	902	(3,553)

Share-based Compensation	1,766	1,301
Amortization of intangible assets	820	1,854
Acquisition related costs	—	805
Restructuring charges	546	(497)
Gain on sale of assets	(5,511)	—
Income tax effect of reconciling items	883	250

Total Non-GAAP adjustments	(1,496)	3,713

NON-GAAP INCOME (LOSS) FROM CONTINUING OPERATIONS	(594)	160

GAAP weighted average shares outstanding—basic and diluted	18,157	17,665

GAAP net income (loss) per share from continuing operations (basic and diluted)	$0.05	$(0.20)
Non-GAAP adjustments detailed above	(0.08)	0.21
NON-GAAP NET INCOME (LOSS) PER SHARE (basic and diluted)	$(0.03)	$0.01

Planar Systems, Inc.

GAAP Operating Income (loss) to Non-GAAP EBITDA Reconciliation by Business Segment

For the three months ended December 26, 2008

(in thousands, unaudited)

Business Segment (in $ thousands)	IBU	CBU	CSBU	HTBU	Corporate	Total
GAAP Operating Income (loss)	2,523	604	6,279	(677)	(7,893)	836
Corporate Expenses					4,761	4,761
Restructuring Charges					546	546
Intangibles Amortization					820	820
Share-based Compensation					1,766	1,766
Gain on Sale of Assets			(5,511)		0	(5,511)
Business Unit Operating Income (loss)	2,523	604	768	(677)	0	3,218
Corporate Expense Allocation	(1,200)	(565)	(1,584)	(1,412)	0	(4,761)
Non-GAAP Operating Income (loss)	1,323	39	(816)	(2,089)	0	(1,543)
Depreciation	604	35	255	174	0	1,068
Non-GAAP EBITDA	1,927	74	(561)	(1,915)	0	(475)

Planar Systems, Inc.

Non-GAAP EBITDA by Business Segment

For the three months ended December 28, 2007

(in thousands, unaudited)

Business Segment (in $ thousands)	IBU	CBU	CSBU	HTBU	Total
Net Sales	17,096	20,016	17,849	15,068	70,029
- Y/Y Growth %	4%	11%	-5%	1173%	28%
- Qtr/Qtr Growth %	5%	-17%	3%	-1%	-4%
Business Unit Operating Income (loss)	3,221	1,009	2,839	(607)	6,462
Corporate Expense Allocation	(1,458)	(703)	(1,872)	(1,619)	(5,652)
Non-GAAP Operating Income (loss)	1,763	306	967	(2,226)	810
Depreciation	665	61	367	413	1,507
Non-GAAP EBITDA	2,429	367	1,334	(1,813)	2,317
- EBITDA % of Sales	14%	2%	7%	-12%	3%

Notes: Corporate Expense Allocation includes primarily G&A expense along with Corporate R&D and Sales & Marketing Expense

Planar Systems, Inc.

GAAP Operating Income (loss) to Non-GAAP EBITDA Reconciliation by Business Segment

For the three months ended December 28, 2007

(in thousands, unaudited)

Business Segment (in $ thousands)	IBU	CBU	CSBU	HTBU	Corporate	Total
GAAP Operating Income (loss)	3,221	1,009	2,839	(607)	(9,115)	(2,653)
Corporate Expenses					5,652	5,652
Restructuring Charges					(497)	(497)
Intangibles Amortization					1,854	1,854
Share-based Compensation					1,301	1,301
Integration Expenses					805	805
Business Unit Operating Income (loss)	3,221	1,009	2,839	(607)	0	6,462
Corporate Expense Allocation	(1,458)	(703)	(1,872)	(1,619)	0	(5,652)
Non-GAAP Operating Income (loss)	1,763	306	967	(2,226)	0	810
Depreciation	665	61	367	413	0	1,507
Non-GAAP EBITDA	2,429	367	1,334	(1,813)	0	2,317